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                                   EXHIBIT 5.1


                                                          March 26, 1999


Courier Corporation
15 Wellman Avenue
North Chelmsford, Massachusetts 01863

         Re:      Courier Corporation
                  Registration on Form S-8 of Securities
                  UNDER THE 1989 DEFERRED INCOME STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 100,000 shares (the "Shares") of Common Stock, par value $1 per share (the "Common Stock"), of Courier Corporation (the "Company") which may be issued pursuant to the Company's 1989 Deferred Income Stock Option Plan for Non-Employee Directors (the "Plan").

         We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Plan; the Articles of Organization and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts, and also express no opinion with respect to the blue sky or Securities Laws of any State.

         Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar  LLP

                                             GOODWIN, PROCTER & HOAR  LLP